Exhibit 99.2
CONDENSED COMBINING PRO FORMA STATEMENTS
The accompanying unaudited condensed combining pro forma balance sheet presents the combined financial position of Amalgamated Technologies, Inc. and ProLink Solutions, LLC as if the transaction occurred on October 1, 2005. The accompanying unaudited condensed combining pro forma statement of operations presents the results of the combined operations of Amalgamated Technologies, Inc. and ProLink Solutions, LLC as of the beginning of the period ended October 1, 2005. The combination was accounted for as a reverse acquisition in which ProLink Solutions, LLC was the accounting acquiror and Amalgamated Technologies, Inc. was the legal acquiror.
The unaudited condensed combining pro forma balance sheet reflects the conversion of convertible debt instruments into equity, which occurred at the completion of the combination. In connection with the acquisition, the management of ProLink Solutions, LLC became the management of the Company. Since the combination was accounted for as a reverse acquisition, no goodwill was recorded.
The unaudited condensed combining pro forma balance sheet and statement of operations do not necessarily reflect what the actual financial positions and results of operations would have been had the transaction occurred on the respective dates.

Condensed Combining Proforma Balance Sheet
As of October 1, 2005
(Unaudited)

	Prolink	Amalgamated	Proforma		Combined
	Solutions, LLC	Technologies, Inc.	Adjustments		Proforma
Current Assets
Cash and marketable securities	265,540	5,136,971	(1,000,000)	a	6,342,511
			1,940,000	b
Accounts receivable, net	1,177,453				1,177,453
Inventories, net	1,332,015				1,332,015
Prepaid expenses and other current assets	96,327	46,629			142,956

Total Currrent Assets	2,871,335	5,183,600			8,994,935

Equipment, net	201,895				201,895

Intangible assets, net	3,392,274				3,392,274

Course assets, net	75,933				75,933

Deposits and other assets	90,028	22,446			112,474

Total Assets	6,631,465	5,206,046			12,777,511

Current Liabilities
Accounts payable	2,066,103	35,001	200,000	e	2,301,104
Accrued liabilities	1,425,635	209,588	(344,112)	c	1,291,111
Accrued liabilites to related parties	349,165				349,165

Current maturities of long-term debt	1,349,953				1,349,953
Accrued management fees	1,121,040				1,121,040
Current maturities of convertible notes payable	2,403,160		(4,343,160)	c	0
			1,940,000	b

Current maturities of convertible notes payable to related parties	4,203,123		(4,203,123)	c	0
Deferred revenue	1,209,320				1,209,320

Total Current Liabilities	14,127,499	244,589			7,621,693

Long-Term debt, net of current maturities	3,999,385				3,999,385

Preferred Stock		100,000	(100,000)	a	0
Common Stock		1,040	1,992	c,d	3,032
Additional Paid-in Capital		9,382,378	(900,000)	a	11,764,650
			8,638,403	c
			(5,356,131)	d

Accumulated Deficit	(10,411,249)	(4,521,961)	4,521,961	d	(10,611,249)
			(200,000)	e
Members’ Interest	(1,084,170)		1,084,170	b	0

Total Equity(Deficit)	(11,495,419)	4,961,457			1,156,433

Total Liabilities and Members’ Deficit	6,631,465	5,206,046			12,777,511

( a )	To record the redemption of preferred stock by Amalgamated Technologies, Inc. prior to the transaction

( b )	To record additional convertible debt and sale of membership interests subsequent to October 1, 2005 but prior to the transaction with Amalgamated Technologies, Inc.

( c )	To record the coversion of convertible notes and related accrued interest into common stock as a result of the transaction with Amalgamated Technologies, Inc.

( d )	To record the recapitalization of ProLink as a result of the transaction with Amalgamated Technologies, Inc.

( e )	To recorded estimated expenses of the transaction

Statement of Operations
Condensed Combining Proforma Statement of Operations
For the Period Ended October 1, 2005
(Unaudited)

		Amalgamated	Proforma		Combined
	ProLink Solutions, LLC	Technologies, Inc.	Adjustments		Proforma
Total revenues	9,067,699	0			9,067,699

Cost of revenues	5,268,587	0			5,268,587

Gross Profit	3,799,112	0			3,799,112

Service and other revenue, net	1,934,185	0			1,934,185

Operating expenses
Customer support service	2,260,348	0			2,260,348
Selling, general and administrative	4,359,993	656,229	200,000	e	5,216,222

Total Operating Expenses	6,620,341	656,229			7,476,570

Operating Loss	(887,044)	(656,229)			(1,743,273)

Other Income (Expense)	(801,847)	(449,835)	344,112	f	(907,570)

Net Loss	(1,688,891)	(1,106,064)			(2,650,843)

Basic and Diluted Pro Forma Loss Per Share		(0.11)			(0.15)

Weighted Average Share Outstanding		10,393,362	6,759,845	g	17,153,207

(e)	To recorded estimated expenses of the transaction

(f)	To reverse interest expense related to the notes that were converted into Amalgamated Technologies, Inc. stock

(g)	The weighted average shares outstanding adjustment represents the shares issued to ProLink members and convertible note holders, weighted for the period the underlying instruments were outstanding